POWER OF ATTORNEY

 I, Peter R. Hanson, do hereby constitute

and appoint Lisa S. Licata, Jeffrey M. Gill and Susan

S. Ancarrow, my true and lawful attorneys-in-fact,

any of whom acting singly is hereby authorized, for

me and in my name and on my behalf as an officer

and/or shareholder of Cadmus Communications

Corporation, to prepare, execute and file any and all

forms, instruments or documents (including any

necessary amendments thereof) as such attorneys or

attorney deems necessary or advisable to enable me

to comply with Section 16 of the Securities

Exchange Act of 1934 and any rules, regulations,

policies or requirements of the Securities and

Exchange Commission in respect thereof.

 I do hereby ratify and confirm all acts my

said attorney shall do or cause to be done by virtue

hereof.

 This power of attorney shall remain in full

force and effect until it is revoked by the undersigned

in a signed writing delivered to each such attorney-

in-fact or the undersigned is no longer required to

comply with Section 16, whichever occurs first.

 WITNESS the execution hereof this 19th

day of April, 2006.

 __/s/ Peter R. Hanson_______________

      Peter R. Hanson